SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -------------------------


                          ARC Wireless Solutions, Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  Utah                                    87-0454148
                  ----                                    ----------
     (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                 Identification Number)

                             10601 West 48th Avenue
                        Wheat Ridge, Colorado, 80033-2660
                        ---------------------------------
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                            -------------------------

                            2007 Stock Incentive Plan
                               (Full Name of Plan)

                            -------------------------

                    Randall P. Marx, Chief Executive Officer
                             10601 West 48th Avenue
                        Wheat Ridge, Colorado, 80033-2660
                                 (303) 421-4063

       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                    Copy to:
                              Alan Talesnick, Esq.
                               Melissa Mong, Esq.
                                Patton Boggs LLP
                       1801 California Street, Suite 4900
                             Denver, Colorado 80202
                                 (303) 830-1776

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                                   CALCULATION OF REGISTRATION FEE
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                                              Proposed Maximum     Proposed Maximum        Amount of
Title of Securities to be    Amount to be    Offering Price per   Aggregate Offering   Registration Fee
        Registered          Registered (1)        Share (2)           Price (2)               (2)
-------------------------------------------------------------------------------------------------------
Common Stock, par value        300,000              $5.06             $1,518,000            $46.60
$.0005 per share
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(1) This Registration Statement covers 300,000 shares of common stock and shares of common stock underlying stock options or restricted stock units that may be issued from time to time pursuant to the 2007 Stock Incentive Plan, collectively. To the extent additional shares of common stock may be issued or become issuable as a result of a stock split, stock dividend, or other distribution involving the common stock while this registration statement is in effect, this registration statement hereby is deemed to cover all such additional shares of common stock in accordance with
Rule 416 under the Securities Act of 1933, as amended. (2) The price of $5.06 per share, which was the average of the high and low prices of the Registrant's common stock, as reported on the NASDAQ
Capital Market (the "NASDAQ CM") on September 17, 2007, is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of
1933, as amended.
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                                EXPLANATORY NOTE

This Registration Statement on Form S-8 (this "Registration Statement") registers shares of Common Stock, par value $0.0005 per share (the "Common Stock"), of ARC Wireless Solutions, Inc., a Utah corporation (the "Company" or the "Registrant"), issuable under the ARC Wireless Solutions, Inc. 2007 Stock Incentive Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.**

Item 2. Registrant Information and Employee Plan Annual Information.**

** The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plan, covered by this Registration Statement, in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE


     The following documents filed with the Commission by the Company pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Commission April 2, 2007;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Commission on August 6, 2007 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Commission on May 15, 2007;

     (c) The Company's Current Report on Form 8-K, filed with the Commission on August 8, 2007, May 21, 2007, February 9, 2007 (except for Item 7.01 and Exhibits 99.1); and

     (d) The description of the Company's Common Stock set forth under the caption "Description of Securities" in the prospectus contained in the Company's Registration Statement on Form SB-2, File No. 333-100293, as originally filed with the Securities and Exchange Commission on October 3, 2002 or as subsequently amended.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.

                                       3
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     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the Plan are available without charge to participants by contacting the Secretary, ARC Wireless, Inc., 10601 West 48th Avenue, Wheat Ridge, Colorado, 80033-2660 (telephone number: (303) 421-4063).

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     The validity of the common stock covered by this Registration Statement has been passed upon for the Company by Patton Boggs LLP. A copy of this opinion is attached as exhibit 5.1 to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following summary is qualified in its entirety by reference to the complete copy of the Utah Revised Business Corporation Act, or URBCA, and the Company's Amended and Restated Articles of Incorporation and Bylaws.

     The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify, except to the extent otherwise required by the URBCA, any director or officer of the Company who was or is a party, or is threatened to be made a party to any threatened, pending or completed proceeding against all fees and expenses reasonably incurred by him in connection with such proceeding, if he acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful. The Company's Bylaws also include provisions for the indemnification of the Company's directors and officers to the fullest extent permitted by Section 16-10a-841of the URBCA.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISRTATION CLAIMED

     Not applicable.

                                        4
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ITEM 8. EXHIBITS

     The following documents are filed as exhibits to this Registration
Statement:

Exhibit
Number        Exhibit
------        -------

5.1                 Opinion and Consent of Patton Boggs LLP

10.1 2007 Stock Incentive Plan (Incorporated by reference from the Current Report on Form 8-K filed on August 8, 2007)

23.1                Consent of Hein & Associates LLP.

23.2                Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1                Power of Attorney (included on signature page hereto)

ITEM 9. UNDERTAKINGS

     The registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference to the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       5
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     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.








                                        6
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wheat Ridge, Colorado on the 20th day of September 2007.

                                  ARC WIRELESS SOLTUIONS, INC.


                                  By: /s/ Randall P. Marx
                                      -----------------------
                                      Randall P. Marx, Chief Executive Officer


                                  ARC WIRELESS SOLTUIONS, INC.


                                  By: /s/ Monty R. Lamirato
                                      -------------------------
                                      Monty R. Lamirato, Chief Financial Officer


     Each person whose signature appears below appoints Randall P. Marx, as true and lawful attorney-in-fact and agent, with full power of substitution to sign any amendments (including post-effective amendments) to this Registration Statement and to each registration statement amended hereby, and to file the same, with all exhibits and other related documents, with the Commission, with full power and authority to perform any necessary or appropriate act in connection with the amendment(s).

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                         Title                        Date
--------------------------------------------------------------------------------

  /s/Randall P. Marx           Chief Executive Officer;       September 20, 2007
  ------------------              Chairman of Board;
   Randall P. Marx               Secretary; Director



/s/Sigmund A. Balaban          Director; Audit Committee      September 20, 2007
---------------------                  Chairman
  Sigmund A. Balaban



  /s/Robert E. Wade             Director; Compensation        September 20, 2007
  ------------------              Committee Chairman
    Robert E. Wade



 /s/Donald A. Huebner                  Director               September 20, 2007
 --------------------
  Donald A. Huebner




                                        7
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                                  EXHIBIT INDEX

Exhibit
Number        Exhibit
------        -------

5.1                 Opinion and Consent of Patton Boggs LLP

10.1 2007 Stock Incentive Plan (Incorporated by reference from the Current Report on Form 8-K filed on August 8, 2007)

23.1                Consent of Hein & Associates LLP.

23.2                Consent of Patton Boggs LLP (included in Exhibit 5.1)

24.1                Power of Attorney (included on signature page hereto)